Exhibit 10.1
SECOND AMENDMENT TO
SECOND AMENDED AND RESTATED CREDIT AGREEMENT AND
SECOND AMENDED AND RESTATED GUARANTY OF PAYMENT OF DEBT
     This SECOND AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT AND SECOND AMENDED AND RESTATED GUARANTY OF PAYMENT OF DEBT (this “Second Amendment”) is made and entered into this 24th day of August, 2010 (the “Effective Date”), by and among FOREST CITY RENTAL PROPERTIES CORPORATION, an Ohio corporation (the “Borrower”), FOREST CITY ENTERPRISES, INC., an Ohio corporation (the “Parent” or the “Guarantor”), KEYBANK NATIONAL ASSOCIATION, as Administrative Agent (the “Agent”), PNC BANK NATIONAL ASSOCIATION, as Syndication Agent (the “Syndication Agent” and, together with the Agent, the “Agents”), BANK OF AMERICA, N.A., as Documentation Agent, and the banks party to the Credit Agreement (as hereinafter defined) as of the date hereof (collectively, the “Banks” and individually a “Bank”). Capitalized terms not otherwise defined herein shall have the respective meanings attributed to them in the Credit Agreement, as hereinafter defined and as amended by this Second Amendment.
W I T N E S S E T H:
     WHEREAS, the Borrower, the Banks and the Agents have previously entered into that certain Second Amended and Restated Credit Agreement, dated as of January 29, 2010, as amended by that certain First Amendment to Second Amended and Restated Credit Agreement and Second Amended and Restated Guaranty of Payment of Debt, dated as of March 4, 2010 (as so amended, the “Credit Agreement”);
     WHEREAS, in connection with the Credit Agreement, the Parent made and entered into that certain Second Amended and Restated Guaranty of Payment of Debt in favor of the Agents and the Banks, dated as of January 29, 2010, as amended by that certain First Amendment to Second Amended and Restated Credit Agreement and Second Amended and Restated Guaranty of Payment of Debt, dated as of March 4, 2010 (as so amended, the “Guaranty”);
     WHEREAS, the Borrower, the Parent, the Banks and the Agents desire to make certain amendments to the Guaranty and the Credit Agreement to modify certain provisions thereof, subject to the terms and conditions contained herein; and
     WHEREAS, the Banks and the Agents are willing to enter into this Second Amendment, on the terms and conditions set forth herein, and such terms and conditions are agreeable to the Borrower and to the Parent;
     NOW, THEREFORE, for and in consideration of the sum of Ten and No/100 Dollars ($10.00), the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is mutually agreed as follows:
     1. AMENDMENTS TO THE CREDIT AGREEMENT. The Credit Agreement shall be amended as follows:

          (a) Amendments to Definitions. The definitions of “80% FCCC Loans”, “Preferred Equity”, “Preferred Equity Designation”, “Preferred Equity Documents” and “Preferred Equity Exchange” set forth in Article I of the Credit Agreement are hereby deleted in their entirety and following new definitions are inserted in Article I of the Credit Agreement in the appropriate alphabetical order:
     “Additional Preferred Equity” shall mean any Additional Preferred Equity (Pre-Approved) and, to the extent Agent has given its prior written approval of the terms and conditions applicable thereto, any Additional Preferred Equity (Agent Approved), which may be issued by the Parent after the Second Amendment Effective Date, subject to the terms of the Guaranty, and the terms and conditions of which are set forth in the applicable Additional Preferred Equity Documents.
     “Additional Preferred Equity (Agent Approved)” shall mean any Additional Preferred Equity, other than any Additional Preferred Equity (Pre-Approved), the terms and conditions of which Agent has given its prior written approval, including with respect to any amendments or modifications thereto, as required by Section 9.24 of the Guaranty.
     “Additional Preferred Equity (Pre-Approved)” shall mean (i) any additional preferred equity issued by the Parent after the Second Amendment Effective Date pursuant to the March 2010 Preferred Equity Documents and (ii) any other preferred equity issued by the Parent after the Second Amendment Effective Date so long as such preferred equity is governed by Additional Preferred Equity Documents which contain terms and conditions that comply with the requirements of the Loan Documents and (1) does not have a maturity, repayment or redemption date or require the establishment of a “sinking fund”, or contain terms or conditions which effectively establish a maturity, repayment or redemption date, including by triggering or imposing terms and conditions that would incentivize the Parent to repay or redeem, or establish a “sinking fund” for the repayment or redemption of, such preferred equity, or any amounts in respect thereof, including, without limitation, as a result of an increase in the rate of Dividends payable with respect to such preferred equity, (2) does not provide for any collateral securing such preferred equity, (3) does not obligate the Parent to pay any Dividends or other distributions on or with respect to such preferred equity other than in priority to the payment of Dividends or other distributions that may be paid to holders of the common equity of the Parent on or with respect to such common equity, (4) does not provide for any voting rights (including the ability to elect or nominate board members) of the holders of such preferred equity that are additional to or more favorable than those voting rights set forth in the March 2010 Preferred Equity Documents, (5) does not contain any right of holders of such preferred equity to “put” to the Parent or convert such preferred equity in exchange for any cash (other than for fractional shares in connection with the exercise of conversion rights by the holders of such preferred equity) or in-kind payment (or any combination thereof) or contain any terms or conditions that would have the effect of giving holders thereof any such right, or otherwise require the Parent to, redeem such preferred equity, other than a right to convert such preferred equity to common equity of the Parent or redemption rights substantially equivalent to those contained in the March 2010 Preferred Equity Documents and (6) does not contain any covenants in addition to or less favorable to the Parent than those contained in the March 2010 Preferred Equity Documents (other than, subject to clauses (1) through (5) of this definition, with respect to notice periods, mechanisms for converting such preferred equity to common equity of the Parent, and the rate at which Dividends are accrued and/or paid), or any defaults.
     “Additional Preferred Equity Designation” shall mean each preferred stock designation or similar document for Additional Preferred Equity attached to a Certificate of Amendment by Directors to the Amended Articles of Incorporation of the Parent.
     “Additional Preferred Equity Documents” shall mean (i) as to any Additional Preferred Equity other than any Additional Preferred Equity of the type described in clause (i) of the term “Additional Preferred Equity (Pre-Approved)”, each Additional Preferred Equity Designation, together with any other documents, instruments or agreements governing the terms and conditions applicable to such Additional Preferred Equity, as the same may be amended or modified from time to time in accordance with the terms of this Agreement and Section 9.24 of the Guaranty and (ii) as to any Additional Preferred Equity of the type described in clause (i) of the term “Additional Preferred Equity (Pre-Approved)”, the March 2010 Preferred Equity Documents relating to such Additional Preferred Equity.
     “Additional Preferred Equity Exchange” shall mean each exchange of any of the Senior Notes (and simultaneous Retirement thereof) in connection with each issuance by the Parent of any Additional Preferred Equity.
     “80% FCCC/FCLC Loans” shall have the meaning set forth in Section 8.15(b)(viii) hereof.
     “FCLC” shall mean Forest City Loan Corporation, an Ohio corporation and a wholly-owned Subsidiary of the Borrower.
     “March 2010 Preferred Equity” shall mean (i) the Two Hundred Twenty Million Dollars ($220,000,000) of Series A Cumulative Perpetual Convertible Preferred Stock issued on or about the First Amendment Effective Date, the terms of which are set forth in the March 2010 Preferred Equity Documents and (ii) any additional preferred equity of the Parent issued pursuant to the March 2010 Preferred Equity Documents, to the extent permitted under the March 2010 Preferred Equity Documents and the Loan Documents.

     “March 2010 Preferred Equity Designation” shall mean the Preferred Stock Designation of Series A Cumulative Perpetual Convertible Preferred Stock attached to the Certificate of Amendment by Directors to the Amended Articles of Incorporation of the Parent dated March 4, 2010.
     “March 2010 Preferred Equity Documents” shall mean the March 2010 Preferred Equity Designation, together with any other documents, instruments or agreements governing the terms and conditions applicable to the March 2010 Preferred Equity, as the same may be amended or modified from time to time in accordance with the terms of the First Amendment.
     “March 2010 Preferred Equity Exchange” shall mean the exchange on or about the First Amendment Effective Date of the 2003 Senior Notes, the 2005 Senior Notes and/or the 2006 Puttable Senior Notes (and simultaneous Retirement thereof) in connection with the issuance by the Parent of the March 2010 Preferred Equity.
     “Preferred Equity” shall mean (i) the March 2010 Preferred Equity and (ii) the Additional Preferred Equity.
     “Preferred Equity Exchange” shall mean (i) the March 2010 Preferred Equity Exchange and (ii) each Additional Preferred Equity Exchange.
     “Second Amendment” shall mean that certain Second Amendment to Second Amended and Restated Credit Agreement and Second Amended and Restated Guaranty of Payment of Debt dated August 24, 2010 by and among Borrower, Parent, Agent and the Banks party thereto.
     “Second Amendment Effective Date” shall mean the “Effective Date” as defined in the Second Amendment.
          (b) Amendment to Section 2.02(b). Section 2.02(b) of the Credit Agreement shall be amended by deleting the last sentence of such Section in its entirety and replacing it with the following:
     “Furthermore, the Reserved Commitment shall also be reduced, on a dollar-for-dollar basis, to the extent any such Indebtedness is (i) refinanced or extended with the Agent’s approval (and/or, in connection with any such extension, the approval of the Required Banks as required by the Guaranty) in accordance with the terms and conditions set forth in this Agreement and the Guaranty or (ii) Retired pursuant to the March 2010 Preferred Equity Exchange or any Additional Preferred Equity Exchange.”
          (c) Amendment to Section 7.05(e). Section 7.05(e) of the Credit Agreement shall be amended by deleting subsection (i) of such Section in its entirety and replacing it with the following new subsection (i):

     “(i) a report setting forth (w) the principal amounts of all Indebtedness originated or acquired by FCCC and/or FCLC that is outstanding to non-affiliated third parties, (x) a statement of the aggregate notional amount of all Total Rate of Return Swaps on which FCCC and/or FCLC is obligated as of the last day of such fiscal quarter, the aggregate amount of the cash risk to FCCC and/or FCLC in respect of such Total Rate of Return Swaps as of the last day of such fiscal quarter and, if secured, the asset or assets securing such Total Rate of Return Swaps, (y) information, in sufficient detail, demonstrating whether there has been compliance by the Subsidiaries of the Borrower with the limitations set forth in Section 8.15 hereof with respect to the pledging of second assets permitted under such Section 8.15 to secure Permitted Debt and (z) information, in sufficient detail, demonstrating whether there has been compliance by FCCC and FCLC with the limitations set forth in Section 8.15 hereof with respect to the pledging of additional collateral permitted by such Section 8.15;”
          (d) Amendment to Section 8.04. Section 8.04 of the Credit Agreement shall be amended by deleting subsection (g) of such Section in its entirety and replacing it with the following new subsection (g):
     “(g) Indebtedness of FCCC and FCLC in favor of non-affiliated third parties, including, without limitation, Total Rate of Return Swaps, up to a maximum principal amount outstanding at any time of Two Hundred Million Dollars ($200,000,000) in the aggregate, to be used solely for the purposes of (i) originating loans to non-affiliated third parties (subject to the limitations set forth in Section 8.06(e) hereof) and Affiliates of FCCC and/or FCLC, (ii) acquiring loans, promissory notes and bonds issued by non-affiliated third parties (subject to the limitations set forth in Section 8.06(e) hereof) and (iii) entering into Total Rate of Return Swaps;”
          (e) Amendment to Section 8.05. Section 8.05 of the Credit Agreement shall be amended by deleting subsections (l) and (o) of such Section in their entirety and replacing them with the following new subsections (l) and (o):
     “(l) subject to Section 8.15 hereof, any Lien granted by FCCC or FCLC to secure Indebtedness permitted by Section 8.04(g) hereof;”
     “(o) any sale, assignment or other transfer by FCCC or FCLC of all or any portion of the loans, bonds, promissory notes or other evidences of Indebtedness originated or acquired by FCCC or FCLC, as applicable, in the ordinary course of its business.”
          (f) Amendment to Section 8.06. Section 8.06 of the Credit Agreement shall be amended by deleting subsection (e) of such Section in its entirety and replacing it with the following new subsection (e):
     “(e) any Indebtedness, whether secured or unsecured, issued by non-affiliated third parties to FCCC or FCLC (or such other Subsidiary or

Subsidiaries of the Borrower as the Agent may approve in writing in its reasonable discretion) as lender, up to a maximum principal amount outstanding at any time of Two Hundred Million Dollars ($200,000,000) in the aggregate. For purposes of calculating the maximum principal amount of such Indebtedness outstanding on the relevant date of calculation, the following Indebtedness that is outstanding on such date of calculation will not be included in such calculation: (i) any Indebtedness that FCCC or FCLC (or any such other Subsidiary of the Borrower so approved in writing by the Agent) has assigned to non-affiliated third parties, (ii) any fully-funded, non-revolving Indebtedness that FCCC or FCLC (or any such other Subsidiary of the Borrower so approved in writing by the Agent) has participated out to non-affiliated third parties, but only to the extent such Indebtedness has been insured by the Federal Housing Administration (or any successor to such agency), and (iii) the aggregate principal amount of all loans made by FCCC or FCLC (or any such other Subsidiary of the Borrower so approved in writing by the Agent) to non-affiliated third parties as permitted by Section 8.06(a) hereof.”
          (g) Amendment to Section 8.15(b). Section 8.15(b) of the Credit Agreement shall be amended by deleting clauses (iii), (vi), (vii) and (viii) of such Section in their entirety and inserting the following new clauses (iii), (vi), (vii) and (viii):
     “(iii) with respect to Hedge Agreements and Total Rate of Return Swaps entered into by FCCC or FCLC and permitted by this Agreement or the Guaranty, the related documentation may provide that an Event of Default will constitute an event of default under such Hedge Agreement or Total Rate of Return Swap, as applicable, provided that such Hedge Agreement or Total Rate of Return Swap, as applicable, also provides that the counterparty may not terminate or exercise any remedy under such Hedge Agreement or Total Rate of Return Swap, as applicable, on account of any Event of Default unless (1) the Banks have provided a written notice of such Event of Default to the Borrower, (2) all applicable cure periods have lapsed without such Event of Default being cured and (3) the Banks may accelerate the maturity of the Debt on the basis of such Event of Default;”
     “(vi) to the extent Permitted Debt of a Subsidiary may be secured under Section 8.05 hereof, any Subsidiary of the Borrower (other than FCCC or FCLC) may provide a second asset (including, without limitation, Cash, letters of credit or unencumbered real property) to secure Permitted Debt of such Subsidiary or one other Subsidiary, so long as (A) the value of such second asset (excluding Cash and letters of credit) does not exceed Ten Million Dollars ($10,000,000) and (B) the aggregate value of all such second assets (excluding Cash and letters of credit) pledged by all Subsidiaries (other than FCCC or FCLC) to secure Permitted Debt does not exceed Forty Million Dollars ($40,000,000);

     (vii) FCCC and FCLC may Cross-Collateralize Indebtedness incurred under one or more Total Rate of Return Swaps with its own Indebtedness (but not Indebtedness of the other); and
     (viii) FCCC and FCLC may provide Cash, letters of credit or mortgage loans made by FCCC or FCLC to any Subsidiary of the Borrower (provided, that any such mortgage loan shall not exceed eighty percent (80%) of the value of the applicable mortgaged property, hereinafter referred to as “80% FCCC/FCLC Loans”), as additional collateral to secure Permitted Debt owed by the Borrower or any of its Subsidiaries (other than FCCC or FCLC), so long as (A) such Permitted Debt may be secured under Section 8.05 hereof, (B) the aggregate amount of all 80% FCCC/FCLC Loans so provided by FCCC and FCLC in any single transaction (or series of related transactions) does not exceed Twenty-Six Million Dollars ($26,000,000) and (C) as of any date of determination, the aggregate amount of all 80% FCCC/FCLC Loans provided by FCCC and FCLC in all such transactions outstanding at such date does not exceed One Hundred Twenty Million Dollars ($120,000,000) minus the aggregate value of all unencumbered real property pledged by all Subsidiaries (other than FCCC and FCLC) under Section 8.15(b)(vi) hereof, as of such date.”
          (h) Amendment to Section 8.17. Section 8.17 of the Credit Agreement shall be amended by deleting such Section in its entirety and replacing it with the following new Section 8.17:
     “SECTION 8.17. CHANGES IN BUSINESS. The Borrower will not, and will not permit any of its Subsidiaries to, materially alter the character of the business of the Borrower and its Subsidiaries from that conducted on the Restatement Effective Date and, in the case of FCLC, will not permit FCLC to conduct any business other than business similar to that conducted by FCCC on the Restatement Effective Date.”
     2. AMENDMENTS TO THE GUARANTY. The Guaranty shall be amended as follows:
          (a) Amendment to Definitions. The definition of “Preferred Equity Hedge Transaction” set forth in Section 1 of the Guaranty is hereby deleted in its entirety and the following new definitions are inserted in Section 1 of the Guaranty in the appropriate alphabetical order:
     “Additional Preferred Equity Hedge Transaction” shall mean the unsecured hedge transaction that may be entered into by the Guarantor in order to increase the effective conversion price at which any Additional Preferred Equity which is convertible preferred is convertible into common shares of the Guarantor; provided (i) the cost of obtaining such hedge transaction with respect to any Additional Preferred Equity which is convertible preferred does not exceed fifteen percent (15%) of the amount of the corresponding Additional Preferred Equity issued and (ii) such cost shall have been fully paid at the time such hedge transaction is consummated and the Guarantor shall have no continuing liability thereunder.
     “March 2010 Preferred Equity Hedge Transaction” shall mean the hedge transaction that was entered into by the Guarantor in order to increase the effective conversion price at which the “March 2010 Preferred Equity” of the type referred to in clause (i) of such term is convertible into common shares of the Guarantor; provided the cost of obtaining such hedge transaction did not exceed Twenty Million Dollars ($20,000,000).”
          (b) Amendment to Section 9.7. Section 9.7 of the Guaranty shall be amended by renumbering subsections (m) and (n) of such Section as subsections (n) and (o), and inserting the following new Section 9.7(m):
     “(m) within sixty (60) days (or sixty-five (65) days as long as the Guarantor shall not have reported an Event of Default to the Securities and Exchange Commission during such fiscal period on its most recent filing with the Securities and Exchange Commission) after the end of each of the first three (3) quarter-annual fiscal periods of each fiscal year of the Guarantor and within one hundred five (105) days (or one hundred ten (110) days so long as the Guarantor shall not have reported an Event of Default to the Securities and Exchange Commission) after the end of each fiscal year of the Guarantor, to the extent Borrower desires to utilize the provisions of Section 9.8(g) hereof, a summary of any non-recourse mortgage Indebtedness of the Borrower and its Subsidiaries Retired, the amount paid to Retire such Indebtedness (whether at a discount or at par), the date such payment occurred, the date at which the provisions of Section 9.8(g) hereof shall no longer afford a refinancing of the properties secured by such non-recourse mortgage Indebtedness the benefits of Section 9.8(g) hereof, and the amount of any financing placed on such properties and the dates such refinancing occurred.”
          (c) Amendment to Section 9.8. Section 9.8 of the Guaranty shall be amended by deleting subsection (f) of such Section in its entirety and inserting the following new subsections (f) and (g):
     “(f) Notwithstanding the foregoing, the Guarantor may utilize Cash Sources for purposes of (i) making cash payments to holders of the March 2010 Preferred Equity and any Additional Preferred Equity which is convertible preferred in lieu of issuing fractional shares of its Class A Common Stock, to the extent such cash payments are permitted by Section 9.13(a) hereof, (ii) purchasing shares of Class A Common Stock, to the extent permitted by Section 9.13(a) hereof, (iii) paying Dividends on the Preferred Equity to the extent permitted by Section 9.13(c) hereof and (iv) paying the costs and expenses of entering into the March 2010 Preferred Equity Hedge Transaction and any Additional Preferred Equity Hedge Transaction (provided that the costs and expenses of entering into the

March 2010 Preferred Equity Hedge Transaction and any Additional Preferred Equity Hedge Transaction shall be paid out of Cash Sources previously allocated to the Discretionary Bucket, and the amount available under the Discretionary Bucket shall be reduced accordingly).
     (g) For the avoidance of doubt, in the event that non-recourse mortgage Indebtedness of the Borrower and its Subsidiaries is Retired as permitted in Section 9.8(a)(ii) hereof, and no new non-recourse mortgage Indebtedness of Borrower and its Subsidiaries is obtained with respect to the properties securing such non-recourse mortgage Indebtedness so Retired at the same time, then provided that Borrower or the applicable Subsidiary obtains a new non-recourse mortgage loan secured by the same assets securing the non-recourse mortgage Indebtedness so Retired, or enters into another transaction relating to the assets previously securing the non-recourse mortgage Indebtedness so Retired, in either case that results in new External Capital, on or before the date that is one hundred eighty (180) days after the date of Retirement of the original non-recourse mortgage Indebtedness, then the amount of proceeds of such replacement financing or other transaction shall only be considered External Capital to the extent the net proceeds thereof exceed the amount actually paid to Retire the original non-recourse mortgage Indebtedness (after giving effect to any discount thereof).”
          (d) Amendment to Section 9.13. Section 9.13 of the Guaranty shall be amended by deleting subsections (a) and (c) of such Section in their entirety and replacing them with the following new subsections (a) and (c):
     “(a) The Guarantor will not directly or indirectly purchase, acquire, redeem or retire, or make any cash payment upon the conversion of, any shares of its Capital Stock at any time outstanding or set aside funds for any such purpose, except that, so long as no Event of Default or violation of Section 9.14 hereof has occurred or will result after giving effect thereto, and so long as the Debt remains outstanding, Guarantor shall be permitted to (i) purchase shares of its Class A Common Stock, in an amount not to exceed Four Million Dollars ($4,000,000) in the aggregate unless the prior written approval of the Administrative Agent is obtained, such purchases to be made solely for purposes of covering employees’ minimum statutory tax withholding requirement in connection with the vesting of restricted stock granted under the Guarantor’s 1994 Stock Plan, as amended, and only as the need to pay such minimum statutory tax withholding requirement arises and (ii) make, and set aside funds for purposes of making, cash payments to the holders of the March 2010 Preferred Equity and any Additional Preferred Equity which is convertible preferred in lieu of issuing fractional shares of its Class A Common Stock in connection with the exercise of conversion rights by such holders of the Preferred Equity in accordance with the terms thereof.”
     “(c) The Guarantor will not directly or indirectly declare or pay (or set aside any funds to pay) any Dividends; provided that so long as no

Event of Default has occurred and is continuing or would occur as a result, the Guarantor may accrue and/or pay (i) (A) accrued and unpaid Dividends with respect to the outstanding March 2010 Preferred Equity (and set aside funds for such purpose) at a rate not to exceed seven percent (7.0%) annually and (B) an amount equal to the total value of Dividends that would have accrued and become payable on the outstanding March 2010 Preferred Equity in connection with the Guarantor’s election to convert its March 2010 Preferred Equity to Class A Common Stock pursuant to clause 5(m)(vi) of the March 2010 Preferred Equity Designation, and (ii) accrued and unpaid Dividends with respect to all outstanding Additional Preferred Equity (and set aside funds for such purpose), provided that, in each fiscal year of the Guarantor, the aggregate Dividends accrued, paid or otherwise payable or set aside with respect to all Additional Preferred Equity shall not exceed the sum of (1) the aggregate debt service which would have been payable during such period on the portion of the Senior Notes Retired with the proceeds of such Additional Preferred Equity plus (2) Three Million Dollars ($3,000,000).”
          (e) New Section 9.24. The Guaranty is amended by inserting the following as new Section 9.24 of the Guaranty:
     “9.24 Additional Preferred Equity. Guarantor shall not issue any Additional Preferred Equity except as provided in this Section 9.24:
     (a) In connection with the issuance of any Additional Preferred Equity (i) the costs and expenses (other than the costs and expenses of entering into an Additional Preferred Equity Hedge Transaction for such transaction) of issuance of any Additional Preferred Equity shall not exceed three percent (3%) of the face amount of the corresponding Additional Preferred Equity issued, (ii) the Administrative Agent shall have given its prior written approval of the terms and conditions of such Additional Preferred Equity and the applicable Additional Preferred Equity Documents, and (iii) Guarantor shall have delivered to the Administrative Agent pro forma evidence reasonably satisfactory to the Administrative Agent that, following the issuance of such Additional Preferred Equity, Guarantor will be in compliance with the covenant in Section 9.13(c) hereof; provided, that (A) in the event the terms and conditions of such Additional Preferred Equity satisfy the requirements of clause (i) or (ii) of the term “Additional Preferred Equity (Pre-Approved)” (x) Guarantor shall not be required to so obtain the Administrative Agent’s prior written approval of the terms and conditions of such Additional Preferred Equity and Additional Preferred Equity Documents and (y) such pro forma evidence of compliance with the covenant in Section 9.13(c) hereof may be delivered to the Administrative Agent after the applicable issuance of Additional Preferred Equity (but in any event within three (3) Cleveland Banking Days of such issuance) and (B) in the event the terms and conditions of any Additional Preferred Equity do not satisfy the requirements of clause (i) of the term “Additional Preferred Equity (Pre-Approved)” but do satisfy the requirements of clause (ii) of the term

“Additional Preferred Equity (Pre-Approved)”, Guarantor shall provide the Administrative Agent with at least one (1) Cleveland Banking Day’s prior notice of its intention to issue such Additional Preferred Equity.
     (b) Further, in connection with the issuance of any Additional Preferred Equity, (i) Guarantor shall deliver to the Administrative Agent true and complete copies of the Additional Preferred Equity Documents and the documents evidencing any Additional Preferred Equity Hedge Transaction related to such Additional Preferred Equity promptly upon entering into the same, (ii) Guarantor shall provide written confirmation to the Administrative Agent of the cost of obtaining any Additional Preferred Equity Hedge Transaction promptly following the consummation of any such hedge transaction and (iii) Guarantor shall notify Administrative Agent of each Additional Preferred Equity Exchange related thereto within three (3) Cleveland Banking Days of the occurrence thereof.
     (c) A majority of the Proceeds from each issuance of Additional Preferred Equity shall be used to Retire all or a portion of the Senior Notes, and any proceeds received by the Guarantor upon such issuance not so used within thirty (30) days of such issuance in connection with any Additional Preferred Equity Exchange or to pay costs and expenses of issuance as provided above shall be deemed External Capital.
     (d) None of the Additional Preferred Equity Documents shall be amended or modified (i) to increase the rate of Dividends payable on the Additional Preferred Equity to equal or exceed any rate which would cause a violation of Section 9.13(c) hereof or to provide for payment of such Dividends more frequently than quarterly, if and when declared by the Board of Directors of the Guarantor, (ii) to alter the calculation of the conversion price or the conversion rate applicable to the Additional Preferred Equity to make either such calculation less favorable to the Guarantor, (iii) to provide for any additional or more favorable voting rights (including the ability to elect or nominate board members) of the holders of the Additional Preferred Equity, (iv) to alter or supplement any redemption provisions contained in the Additional Preferred Equity Documents, including adding additional redemption provisions, without the prior written consent of the Administrative Agent, (v) in any manner that would cause the applicable Additional Preferred Equity or the applicable Additional Preferred Equity Documents to no longer satisfy the requirements of clause (i) or (ii) of the term “Additional Preferred Equity (Pre-Approved)”, as applicable, to the extent such Additional Preferred Equity was issued as “Additional Preferred Equity (Pre-Approved)” or (vi) in any manner without the prior written consent of the Administrative Agent to the extent the Additional Preferred Equity evidenced by such Additional Preferred Equity Documents was issued as “Additional Preferred Equity (Agent Approved)”, other than, for purposes of this clause (vi), any amendment or modification (x) that is administrative or ministerial in nature or (y) that would incorporate a term or condition that would otherwise conform to the requirements of “Additional Preferred

Equity (Pre-Approved)” or, following such incorporation, would be an amendment or modification to such term or condition not otherwise prohibited under the terms of clauses (i)-(iv) of this Section 9.24(d).”
          (f) Amendment to Section 10. Section 10 of the Guaranty shall be amended by deleting subsection (b) of such Section it in its entirety and replacing it with the following new subsection (b):
     “(b) the Guarantor shall fail to observe, perform, or comply with any obligation, covenant, agreement, or undertaking of the Guarantor set forth in Sections 3, 9.5(a), 9.8, 9.13, 9.14, 9.15, 9.24 and/or (to the extent the proviso in Section 10(c) hereof does not eliminate the notice and cure period provided therein) 9.18 hereof, or”
     3. REPRESENTATIONS AND WARRANTIES. Each of the Borrower and the Parent represents and warrants to the Agents and each of the Banks as follows:
          (a) INCORPORATION OF REPRESENTATIONS AND WARRANTIES. Each and every representation and warranty made by the Borrower in Article IX of the Credit Agreement and by the Parent in Section 7 of the Guaranty is incorporated herein as if fully rewritten herein at length and is true, correct and complete as of the date hereof.
          (b) REQUISITE AUTHORITY. Each of the Borrower and the Parent has all requisite power and authority to execute and deliver and to perform its obligations in respect of this Second Amendment and each and every other agreement, certificate, or document required by or delivered contemporaneously with this Second Amendment. Each of the Borrower and the Parent has all requisite power and authority to perform its obligations under the Credit Agreement and the Guaranty, as applicable, as amended by this Second Amendment.
          (c) DUE AUTHORIZATION; VALIDITY. Each of the Borrower and the Parent has taken all necessary action to authorize the execution, delivery, and performance by it of this Second Amendment and every other instrument, document, and certificate relating hereto or delivered contemporaneously herewith and to authorize the performance of the Credit Agreement and the Guaranty, in each case as amended by this Second Amendment. This Second Amendment and each other document and agreement delivered contemporaneously herewith has been duly executed and delivered by the Borrower and the Parent and each of this Second Amendment and the Credit Agreement and the Guaranty, each as amended by this Second Amendment, is the legal, valid, and binding obligation of each of the Borrower and the Parent, enforceable against each of them in accordance with its respective terms.
          (d) NO CONSENT. No consent, approval, or authorization of, or registration with, any governmental authority or other Person is required in connection with the execution, delivery and performance by the Borrower or the Parent of this Second Amendment or any other instrument, document, and certificate relating hereto or delivered contemporaneously herewith and the transactions contemplated hereby or thereby or in connection with the performance of the Credit Agreement and the Guaranty, in each case as amended by this Second Amendment.
          (e) NO DEFAULTS. After giving effect to this Second Amendment, no event has occurred and no condition exists which, with the giving of notice or the lapse of time, or both, would constitute an Event of Default or Possible Default.

          (f) NO CONFLICTS; NO CREATION OF LIENS. Neither the execution and delivery of this Second Amendment nor the performance by the Borrower and the Parent of their respective obligations under this Second Amendment or the Credit Agreement or the Guaranty, in each case as amended by this Second Amendment, will violate the provisions of any applicable law or of any applicable order or regulations of any governmental authority having jurisdiction over the Parent or the Borrower or any of its Subsidiaries, or will conflict with the organizational documents of the Parent or the Borrower or any of their material permits, licenses or authorizations, or will conflict with or result in a breach of any of the terms, conditions or provisions of any restriction or of any agreement or instrument to which the Parent or the Borrower is now a party, or will constitute a default thereunder, or will result in the creation or imposition of any Lien upon any of the properties or assets of the Borrower or any of its Subsidiaries.
     4. CONDITIONS TO EFFECTIVENESS OF SECOND AMENDMENT.
          (a) CLOSING CONDITIONS. Except as otherwise expressly provided in this Second Amendment, prior to or concurrently with the Closing Date (as hereinafter defined), and as conditions precedent to the effectiveness of the amendments and consents provided for herein, the following actions shall be taken, all in form and substance satisfactory to the Agent and its counsel:
               (i) AMENDMENT. The Agent shall have received counterparts of this Second Amendment, executed and delivered by the Borrower, the Parent, the Agents, and the Required Banks.
               (ii) PAYMENT OF EXPENSES. On or before the Closing Date, the Borrower shall have paid to the Agents all costs, fees and expenses incurred by them through the Closing Date in the preparation, negotiation and execution of this Second Amendment (including, without limitation, the reasonable legal fees and expenses of McKenna Long & Aldridge LLP).
          (b) DEFINITION. The “Closing Date” shall mean the date this Second Amendment is executed and delivered by the Borrower, the Parent, the Required Banks and the Agents and all the conditions set forth in subsection (a) of this Section 4 have been satisfied or, in the case of subsection (a)(ii) above only, waived in writing by the Agent.
     5. NO WAIVER. Except as otherwise expressly provided herein, the execution and delivery of this Second Amendment by the Agents and the Banks shall not (a) constitute a waiver or release of any obligation or liability of the Borrower under the Credit Agreement, or the Parent under the Guaranty, in each case as in effect prior to the effectiveness of this Second Amendment or as amended hereby, (b) waive or release any Event of Default or Possible Default existing at any time, (c) give rise to any obligation on the part of the Agents and the Banks to extend, modify or waive any term or condition in the Credit Agreement, the Guaranty or any of the other Related Writings or consent to any transaction or event, or (d) give rise to any defenses or counterclaims to the right of the Agents and the Banks to compel payment of the Debt or to otherwise enforce their rights and remedies under the Credit Agreement, the Guaranty or any other Related Writing.

     6. EFFECT ON OTHER PROVISIONS. Except as expressly amended by this Second Amendment, all provisions of the Credit Agreement and the Guaranty continue unchanged and in full force and effect and are hereby confirmed and ratified. All provisions of the Credit Agreement and the Guaranty shall be applicable to this Second Amendment. Nothing in this Second Amendment or any other document delivered in connection herewith shall be deemed or construed to constitute, and there has not otherwise occurred, a novation, cancellation, satisfaction, release, extinguishment or substitution of the indebtedness evidenced by the Notes or the other obligations of the Borrower and the Parent under the Credit Agreement, the Guaranty or any of the other Related Writings. Parent hereby acknowledges that it consents to this Second Amendment and each and every other agreement, certificate, or document required by or delivered contemporaneously with this Second Amendment and confirms and agrees that the Guaranty, as amended to the date hereof, is and shall remain in full force and effect with respect to the Credit Agreement as in effect prior to, and from and after, the amendment thereof pursuant to this Second Amendment.
     7. EXECUTION IN COUNTERPARTS. This Second Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which, when taken together, shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Second Amendment by telecopier or pdf file shall be effective as delivery of a manually executed counterpart of this Second Amendment.
     8. GOVERNING LAW. This Second Amendment shall be governed by, and construed in accordance with, the laws of the State of Ohio, without regard to its principles of conflict of laws.
     9. JURY TRIAL WAIVER. THE BORROWER, THE PARENT, THE AGENTS AND EACH OF THE BANKS WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG BORROWER, THE PARENT, THE AGENTS AND THE BANKS, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THE CREDIT AGREEMENT, THE GUARANTY, THIS SECOND AMENDMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO. THIS SECOND AMENDMENT SHALL NOT IN ANY WAY AFFECT, WAIVE, LIMIT, AMEND OR MODIFY ANY BANK’S ABILITY TO PURSUE REMEDIES PURSUANT TO ANY CONFESSION OF JUDGMENT OR COGNOVIT PROVISION CONTAINED IN ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT AMONG THE BORROWER, THE PARENT AND THE BANKS, OR ANY THEREOF.
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     IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed and delivered as of the date set forth above, each by an officer thereunto duly authorized.

FOREST CITY RENTAL PROPERTIES CORPORATION
By:	/s/ James A. Ratner
	Name:	James A. Ratner
	Title:	Chief Executive Officer & President

FOREST CITY ENTERPRISES, INC.
By:	/s/ James A. Ratner
	Name:	James A. Ratner
	Title:	Executive Vice President

KEY BANK NATIONAL ASSOCIATION, individually and as Agent
By:	/s/ Joshua K. Mayers
	Name:	Joshua K. Mayers
	Title:	Vice President

PNC BANK, NATIONAL ASSOCIATION, individually and as Syndication Agent
By:	/s/ John E. Wilgus, II
	Name:	John E. Wilgus, II
	Title:	Senior Vice President

BANK OF AMERICA, N.A., individually and as Documentation Agent
By:	/s/ Michael M. Pomposelli
	Name:	Michael M. Pomposelli
	Title:	Senior Vice President

THE HUNTINGTON NATIONAL BANK
By:	/s/ Michael Kauffman
	Name:	Michael Kauffman
	Title:	Senior Vice President

U.S. BANK NATIONAL ASSOCIATION
By:	/s/ Dennis J. Redpath
	Name:	Dennis J. Redpath
	Title:	Senior Vice President

FIFTH THIRD BANK
By:
Name:
Title:

MANUFACTURERS AND TRADERS TRUST COMPANY
By:	/s/ David Ladori
	Name:	David Ladori
	Title:	Vice President

RBS CITIZENS, N.A. dba Charter One
By:	/s/ Andrew Romanosky
	Name:	Andrew Romanosky
	Title:	Vice President

WACHOVIA BANK, N.A.
By:
Name:
Title:

THE BANK OF NEW YORK MELLON
By:	/s/ Kenneth R. McDonnell
	Name:	Kenneth R. McDonnell
	Title:	Managing Director

CRÉDIT AGRICOLE CORPORATE & INVESTMENT BANK
By:	/s/ Paul T. Ragusin
	Name:	Paul T. Ragusin
	Title:	Director

By:	/s/ John A. Wain
	Name:	John A. Wain
	Title:	Managing Director

BARCLAYS BANK PLC
By:
Name:
Title:

BMO CAPITAL MARKETS FINANCING, INC.
By:	/s/ David J. Bechstein
	Name:	David J. Bechstein
	Title:	Vice President

COMERICA BANK
By:	/s/ Charles Weddell
	Name:	Charles Weddell
	Title:	Vice President

FIRSTMERIT BANK, N.A.
By:	/s/ Robert G. Morlan
	Name:	Robert G. Morlan
	Title:	Senior Vice President